Exhibit 99.1

Signing Day Sports Signs Non-Binding Letter of Intent to Acquire All Equity of blockchAIn Digital Infrastructure, a Profitable Data Hosting Company

blockchAIn Digital Infrastructure Generated Unaudited Revenue of $26.8 million and Net Income of $4.0 million in 2024

blockchAIn Digital Infrastructure Focused on Crypto Mining, Artificial Intelligence (“AI”), and High-Performance Computing (“HPC”) Data Hosting Markets

blockchAIn Digital Infrastructure Expected to Expand into U.S.-based Crypto Mining

SCOTTSDALE, Arizona, April 14, 2025 (NewMediaWire) - Signing Day Sports, Inc. (“Signing Day Sports” or the “Company”) (NYSE American: SGN), the developer of the Signing Day Sports app and platform to aid high school athletes in the recruitment process, today announced the signing of a non-binding letter of intent (“LOI”) to acquire 100% of the issued and outstanding shares of blockchAIn Digital Infrastructure (collectively together with certain of its affiliates and subsidiaries, “blockchAIn Digital Infrastructure” or “blockchAIn DI”) which will operate a crypto mining, AI and HPC data hosting company with an expected 200MW of properties in South Carolina and Texas. The transaction will be structured as an all-equity exchange in which Signing Day Sports will acquire all of the equity securities of blockchAIn Digital Infrastructure through the issuance of its equity securities to the equity securityholders of blockchAIn DI. Signing Day Sports will not be required to make any cash payment to blockchAIn Digital Infrastructure or the securityholders of blockchAIn DI in connection with the transaction.

In 2024, blockchAIn Digital Infrastructure generated unaudited revenue of $26.8 million and net income of $4.0 million.

The market for digital infrastructure—including crypto mining, HPC, and AI-related computing—is evolving rapidly as demand for energy-efficient processing power continues to grow. Amid increasing sustainability standards and renewed emphasis on domestic infrastructure, blockchAIn Digital Infrastructure is positioned to pursue opportunities across a wide range of compute-intensive applications.

blockchAIn Digital Infrastructure’s current operations include a 40 MW crypto mining hosting facility in South Carolina with expansion capability to 50 MW for third-party crypto miners in South Carolina, subject to utlity approval. blockchAIn Digital Infrastructure anticipates transitioning to internally owning and mining crypto currency at their South Carolina facility in late 2025 or early 2026, to facilitate revenue and earnings growth. blockchAIn Digital Infrastructure is also in the process of commissioning a new 150MW crypto mining, AI and HPC data hosting facility in Texas with favorable economics with 34.5kV of interconnectivity to the grid for activation in late 2026. The Texas facility can be modularly built providing flexibility for crypto mining and/or AI and HPC data hosting activities. It is currently anticipated that the first 100MW will be initially focused on internally owned crypto mining operations and the remaining 50MW of capacity used for AI and HPC data hosting. This capital efficient and flexible modular business model will provide blockchAIn DI with optionality to pursue different revenue mixes as the crypto mining, AI and HPC markets continue to develop.

Signing Day Sports views the proposed transaction as a compelling opportunity to enhance its platform by combining with a technology-driven business with strong fundamentals and scalable infrastructure.

The transaction between blockchAIn Digital Infrastructure and Signing Day Sports is intended to result in the combined company being traded on the NYSE American. blockchAIn Digital Infrastructure will continue to operate under blockchAIn DI’s management team, and it is intended that blockchAIn Digital Infrastructure will merge with and into a newly-formed subsidiary of Signing Day Sports with blockchAIn Digital Infrastructure, surviving the merger and become a wholly-owned subsidiary of Signing Day Sports.

“This transaction gives us a highly strategic entry point into the digital infrastructure space—one that is already revenue-generating, cost-efficient, and well-positioned to scale,” said Danny Nelson, Chief Executive Officer of Signing Day Sports. “blockchAIn Digital Infrastructure provides a platform anchored by crypto mining operations, HPC capacity, and a clear roadmap toward AI workload enablement. We are excited about the potential to participate in this growing market through a combined company with proven assets, operational depth, and a strong financial foundation. Our teams will work expeditiously to move the transaction forward and we anticipate completing the due diligence and definitive docs within the next 45 days.”

The LOI is non-binding, and the transaction's completion remains subject to customary due diligence, execution of definitive agreements, regulatory and stock exchange approvals, and other standard closing conditions. Signing Day Sports intends to provide further updates as discussions progress.

Terms of the Transaction

The business combination is expected to be effectuated through a structure, whereby blockchAIn Digital Infrastructure will merge with and into a newly formed subsidiary of Signing Day Sports with blockchAIn Digital Infrastructure surviving the merger and becoming a wholly-owned subsidiary of Signing Day Sports. The parties may also agree upon a to-be-determined alternative structure based on the appropriate legal, tax and accounting structuring advice of their respective representatives. Under the LOI, the consideration to be paid at closing to blockchAIn Digital Infrastructure or their securityholders will be comprised of shares of Signing Day Sports common stock with a value of approximately $215.0 million, subject to an exchange ratio and other certain adjustments, at an implied value per share for Pubco of $10.04 (including adjustment as applicable for exchange listing purposes). Upon the closing of the business combination, the stockholders of Signing Day Sports are anticipated to collectively own approximately 8.5% of the outstanding common stock of the combined company, and blockchAIn Digital Infrastructure’s equity securityholders are anticipated to collectively own approximately 91.5% of the outstanding common stock of the combined company. The board of directors of Signing Day Sports post-transaction will be comprised of no less than five (5) and no greater than seven (7) directors. At least one director will be designated by the existing directors of Signing Day Sports, and blockchAIn DI will designate the remaining directors. blockchAIn DI will also designate the new Chief Executive Officer and Chairman of the Company.

It is anticipated that the definitive agreements will contain customary representations, warranties and covenants made by Signing Day Sports and blockchAIn Digital Infrastructure, including covenants relating to both parties using their commercially reasonably efforts to cause the transactions contemplated by the agreement to be satisfied, covenants regarding obtaining the requisite approval of Signing Day Sports’ stockholders, covenants regarding indemnification of directors and officers, and covenants regarding Signing Day Sports’ and blockchAIn Digital Infrastructure’s conduct of their respective businesses between the date of signing of definitive agreements and the closing, and other customary conditions to closing. It is anticipated that definitive agreements will also contain certain termination rights for both Signing Day Sports and blockchAIn Digital Infrastructure, and, in connection with the termination of any such definitive agreements under certain circumstances, Signing Day Sports and blockchAIn Digital Infrastructure may be required to pay the other party a termination fee.

It is anticipated that any definitive agreements will need to be approved by both of the Board of Directors of Signing Day Sports and blockchAIn Digital Infrastructure respectively. Signing Day Sports anticipates it will receive a fairness opinion in connection with the business combination in the event definitive agreements are executed. Entry into definitive agreement is subject to (i) legal, tax and accounting structuring advice, (ii) the satisfactory completion of due diligence investigation by the parties on all aspects of business, operations, financial condition and other assets and liabilities appropriate for a transaction of this nature, and (iii) the satisfaction of the conditions described in the LOI.

Although generally non-binding, the LOI contains certain binding exclusivity and confidentiality terms and other binding terms and provisions. The LOI provides that none of the parties will consider any other similar transaction for a period that will continue until the earlier of 45 days from the date of the LOI (April 11, 2025) or the execution of definitive agreements, subject to certain extension provisions. Following the expiration of such exclusivity period, the LOI may be terminated by any party for any reason by written notice to the other parties.

Advisors

Advisors to the transaction include Maxim Group LLC, which is serving as exclusive financial advisor to blockchAIn Digital Infrastructure. Loeb & Loeb LLP is serving as counsel to blockchAIn Digital Infrastructure. Bevilacqua PLLC is serving as counsel to Signing Day Sports.

Signing Day Sports

Signing Day Sports' mission is to help student-athletes achieve their goal of playing college sports. Signing Day Sports' app allows student-athletes to build their Signing Day Sports' recruitment profile, which includes information college coaches need to evaluate and verify them through video technology.  For more information on Signing Day Sports, go to https://bit.ly/SigningDaySports.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "may," "could," "will," "should," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "project" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, including without limitation, the parties’ ability to enter into definitive agreements and complete the transaction, blockchAIn Digital Infrastructure’s ability to integrate its business into that of a publicly listed company post-merger, the ability of the parties to obtain all necessary consents and approvals in connection with the transaction, obtain NYSE American clearance of a listing application in connection with the transaction, the parties’ ability to obtain their respective equity securityholders’ approval, obtain sufficient funding to maintain operations and develop additional services and offerings, market acceptance of blockchAIn Digital Infrastructure’s current products and services and planned offerings, competition from existing or new offerings that may emerge, impacts from strategic changes to the parties’ business on net sales, revenues, income from continuing operations, or other results of operations, the parties’ ability to attract new users and customers, the parties’ ability to retain or obtain intellectual property rights, the parties’ ability to adequately support future growth, the parties’ ability to comply with user data privacy laws and other current or anticipated legal requirements, and the parties’ ability to attract and retain key personnel to manage their business effectively. These risks, uncertainties and other factors are expected to be further described in a proxy statement/registration statement to be filed with the Securities and Exchange Commission relating to this transaction. See also the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. These risks, uncertainties and other factors are, in some cases, beyond the parties’ control and could materially affect results. If one or more of these risks, uncertainties or other factors become applicable, or if these underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

SGN@crescendo-ir.com

4